Exhibit 3.1

Text Of Bylaw Amendments Marked to Show Changes

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. ~~Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.~~ The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 12A. Notice of Director Nominees at an Annual Meeting. Only persons who are nominated with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of Valmont may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of Valmont who was a stockholder of record at the time of giving of notice provided for in Section 4, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Valmont. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of Valmont not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serving as the director if elected), and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on Valmont's books, of such stockholder and the name and address of the beneficial owner, if any, (ii) (A) the class or series and number of shares of Valmont which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of Valmont or with a value derived in whole or in part from the value of any class or series of shares of Valmont, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of Valmont or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Valmont, (C) any proxy, contract arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of Valmont, (D) any short interest in any security of Valmont (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of Valmont owned beneficially by such stockholder that are separated or separable from the underlying shares of Valmont, (F) any proportionate interest in shares of Valmont or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of Valmont or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) a representation that the stockholder is a holder of record of stock of Valmont entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Valmont's outstanding capital stock required to elect the nominee and meet the requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended and/or (b) otherwise solicit proxies from stockholders in support of such nomination. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Valmont that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of Valmont unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

Section 12B. Universal Proxy Matters. If (i) any stockholder provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended and (ii) such stockholder subsequently either (a) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, (b) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14(a)(3), or (c) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then the Corporation shall disregard any proxies or votes solicited for the nominees proposed by such stockholder. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. If any stockholder provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, such stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Securities Exchange Act of 1934, as amended have been satisfied. Any notice or other information required to be delivered to the Corporation pursuant to these Bylaws must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

        Section 13. Notice of Director Nominees at a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Valmont's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to Valmont's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of Valmont who is a stockholder of record at the time of giving of notice provided for in Section 4, who shall be entitled to vote at the special meeting and who complies with the notice procedures set forth in Sections 12A and 12B. In the event Valmont calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in Valmont's notice of meeting, if the stockholder's notice required by Sections 12A and 12B shall be delivered to the Secretary at the principal executive offices of Valmont not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.